Exhibit 99.1

August 8, 2006

John Lowber, (907) 868-5628; jlowber@gci.com
Bruce Broquet, (907) 868-6660; bbroquet@gci.com
David Morris, (907) 265-5396; dmorris@gci.com

FOR IMMEDIATE RELEASE


                GCI REPORTS SECOND QUARTER 2006 FINANCIAL RESULTS

         o  Consolidated revenue of $118.2 million
         o  Net income of $5.4 million or $0.09 per diluted share
         o  EBITDA of $39.5 million

         ANCHORAGE, AK -- GCI (NASDAQ:GNCMA) today reported net income of $5.4 million, or earnings per diluted share of $0.09, for the second quarter of 2006. The company's second quarter net income compares to income of $5.3 million, or earnings per diluted share of $0.09 in the same period of 2005.

         GCI's second quarter 2006 revenues totaled $118.2 million, an increase of 6.8 percent over the second quarter of 2005. Revenue increases in GCI's consumer and network access segments were partially offset by decreased revenue in the commercial and managed broadband segments.

         Second quarter 2006 earnings before interest, taxes, depreciation, amortization and non-cash share based compensation expense (EBITDA) totaled $39.5 million. EBITDA increased $3.1 million or 8.5 percent from the second quarter of 2005. Second quarter 2005 EBITDA totaled $36.4 million including the MCI credit utilized of $1.0 million.

         Sequentially, revenues for the company increased $5.4 million over first quarter 2006 revenues of $112.8 million. As expected, second quarter EBITDA of $39.5 million increased from EBITDA of $37.1 million in the first quarter of 2006.

         For the second quarter of 2006, GCI exceeded its revenue and EBITDA guidance. The company expected revenues of approximately $112 million to $114 million, and EBITDA in excess of $37.1 million, excluding non-cash stock based compensation expense. GCI reaffirms its guidance for revenues of $450 million to $460 million and EBITDA of $150 million to $154 million for the year 2006. Third quarter revenues are expected to range between $116 million to $118 million and EBITDA is expected to remain approximately the same as the second quarter.

         "Our second quarter results were on the high side of our expectations," said Ron Duncan, GCI President. "The first half of 2006 positions us well for another record year for total revenues and EBITDA. We face challenges in accelerating the provisioning of local phone service on our own facilities. Our plant upgrades are behind schedule resulting in fewer customers to convert and it has taken longer than anticipated to turn up service in new markets. However, we are addressing these issues and by the end of this year the company expects to be very well positioned for the expansion of local service on our own facilities."

Highlights
   o Consumer revenues increased to $44.2 million, an increase of 9.6 percent over the prior year and increased 3.7 percent from the first quarter of

      2006. The increases were due primarily to increases in video, data and wireless sales.

   o Network access revenues increased to $41.4 million, an increase of 12.1 percent over the prior year and increased 9.4 percent over the first quarter of 2006. The increase in revenues is due primarily to a 22.2 percent increase in long distance minutes carried on GCI's network for other common carriers for the second quarter of 2006 as compared to the second quarter of 2005. Minutes for the second quarter of 2006 increased
      15.1 percent from the first quarter of 2006. The effect on revenues of increases in minutes for the second quarter of 2006 were partially offset by rate decreases.

   o Commercial revenues decreased 1.5 percent from the prior year and 0.4 percent from the first quarter of 2006. A significant customer on GCI's fiber optic cable from Prudhoe Bay to Valdez began transition of their traffic to our competitor's microwave system in June of 2006. We expect to sign an agreement to lease capacity on our system in connection with the competitor's contract. We expect this transition to result in an approximate $9.5 million annual decrease in revenues when completed. The decrease for 2006 will be approximately one half of the expected annual decrease depending upon the pace of the transition.

   o GCI has provisioned 26,400 consumer and commercial lines on its Digital Local Phone Service (DLPS) facilities at the end of the second quarter of 2006, an increase of 1,300 lines over the first quarter of 2006. Second quarter conversions were approximately 1,200 below the planned number due to delays in upgrading plant for phone service. Continued delays are expected to materially reduce total conversions for the year. GCI now expects to serve more than 35,000 lines on its own facilities by year end.

   o GCI local access lines declined by 1,100 for the quarter. Consumer, network access and commercial local access lines totaled 111,400 at the end of the second quarter of 2006 representing an estimated 26 percent share of the total access lines market in Alaska. Long distance subscribers decreased sequentially by 1,100 comparable to the decrease in local access lines. The decrease in wire line customers is due to wireless substitution and a reduction in customers taking second lines.

   o GCI had 82,100 consumer and commercial cable modem access customers at the end of the second quarter of 2006, an increase of 1,200 over the 80,900 cable modem customers at the end of the first quarter 2006. GCI customers continue to migrate from dial up access service to cable modem. Average monthly revenue per cable modem totaled $31.54 for the second quarter of 2006 as compared to $31.22 for the first quarter of 2006.

   o Beginning May 1, 2006 and ending July 31, 2006 GCI repurchased 1,280,600 shares of its Class A Common shares at a cost of approximately $15.5 million or $12.13 per share. The company is authorized to purchase an additional $10.2 million of Class A shares by the end of the third quarter of 2006. GCI will repurchase shares depending on market conditions and the availability of free cash flows.

Consumer
         Total consumer revenues increased 9.6 percent to $44.2 million as compared to $40.3 million in the second quarter of 2005 and increased 3.7 percent from the first quarter of 2006. The increase in revenue is due primarily to an increase in video, data and wireless sales.

         Consumer voice revenues were relatively unchanged from the prior year and from the first quarter of 2006. Consumer local access lines in service were down 500 from second quarter of 2005 and 900 from the first quarter of 2006. GCI converted 1,200 consumer access lines to its own facilities during the second quarter.

         Consumer video revenue increased 5.6 percent over the prior year and increased 1.5 percent over the first quarter of 2006. The increase in revenue is due to increasing average revenue per customer in certain markets and increases in video subscribers purchasing digital service and renting high definition/digital video recorder converters.

         Consumer data revenues increased 14.8 percent over the prior year and
4.3 percent over the first quarter of 2006. The increase in consumer data revenues is due to an increase in cable modem customers. GCI added 10,700 consumer cable modem customers over the prior year and 1,000 customers during the second quarter of 2006.

         Consumer wireless revenues increased substantially during the second quarter of 2006.

Network Access
         Network access revenues increased 12.1 percent to $41.4 million as compared to $36.9 million in the second quarter of 2005 and increased 9.4 percent from the first quarter of 2006.

         Voice revenues increased 16.3 percent over the prior year and increased
13.7 percent from the first quarter of 2006. Network access minutes increased
22.2 percent to 331.5 million minutes for the second quarter of 2006 as compared to the second quarter of 2005. Minutes for the second quarter of 2006 increased
15.1 percent from the first quarter of 2006. The effect on revenues of increases in minutes for the second quarter of 2006 was partially offset by rate decreases.

         Data revenues were up 4.4 percent compared to second quarter 2005 and
1.5 percent over the prior quarter.

Commercial
         Commercial revenues decreased 1.5 percent to $26.0 million as compared to $26.4 million in the second quarter of 2005 and were relatively unchanged from the first quarter of 2006. A significant customer on GCI's fiber optic cable from Prudhoe Bay to Valdez began transition of their traffic to our competitor's microwave system in June of 2006. We expect to sign an agreement to lease capacity on our system in connection with the competitor's contract. We expect this transition to result in an approximate $9.5 million annual decrease in revenues when completed. The decrease for 2006 will be approximately one half of the expected annual decrease depending upon the pace of the transition.

         Increases in video and wireless revenues were offset by decreases in voice and data revenues when compared to the prior year.

         GCI converted 100 commercial local access lines to its own facilities during the first quarter.

         Basic commercial video customers, as expected, increased by 1,800 subscribers from the prior year and increased by 2,600 subscribers from the first quarter of 2006. Commercial video customers are primarily hotel video customers.

Managed Broadband
         Managed broadband revenues totaled $6.6 million in the second quarter of 2006, a decrease of 5.7 percent from $7.0 million in the second quarter of 2005 and an increase of 6.4 percent over $6.2 million in the first quarter of 2006. The decrease from the prior year quarter is due to fewer multi-site SchoolAccess customers and a decrease in rates charged for certain services provided to rural health customers. The increase from the prior sequential quarter was due to the sale of new services and circuits to rural health customers.

Other Items
         Total selling, general and administrative expenses (SG&A) increased 7.0 percent to $40.7 million as compared to $38.0 million in the second quarter of 2005 and increased 2.7 percent from the first quarter of 2006. The increase was due primarily to share-based compensation expense from the adoption of a new accounting rule on January 1, 2006. SG&A expenses are recorded by segment using a combination of direct charges and an allocation based on prior year gross margins by segment.

         During the second quarter of 2006 GCI's capital expenditures totaled $23.9 million as compared to $14.9 million in the first quarter of 2006.

         GCI will hold a conference call to discuss the quarter's results on Wednesday, August 9, 2006 beginning at 1 p.m. (Eastern). To access the briefing on August 9, dial 800-369-2012 (International callers should dial 210-234-0006) and identify your call as "GCI." In addition to the conference call, GCI will make available net conferencing. To access the call via net conference, log on to www.gci.com and follow the instructions. A replay of the call will be available for 72-hours by dialing 866-415-2337, access code 7461 (International callers should dial 203-369-0682.)

         GCI is the largest telecommunications company in Alaska. A pioneer in bundled services, GCI provides local, wireless, and long distance telephone, cable television, Internet and data communication services throughout Alaska. More information about the company can be found at www.gci.com.

         The foregoing contains forward-looking statements regarding the company's expected results that are based on management's expectations as well as on a number of assumptions concerning future events. Actual results might differ materially from those projected in the forward looking statements due to uncertainties and other factors, many of which are outside GCI's control. Additional information concerning factors that could cause actual results to differ materially from those in the forward looking statements is contained in GCI's cautionary statement sections of Form 10-K and 10-Q filed with the Securities and Exchange Commission.

                                      # # #

                                         GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
                                                 CONSOLIDATED BALANCE SHEETS
                                                                                           (Unaudited)
(Amounts in thousands)                                                                       June 30,          December 31,
                                        Assets                                                 2006                2005
--------------------------------------------------------------------------------------- ------------------   -----------------
Current assets:
  Cash and cash equivalents                                                            $      45,686              44,362
                                                                                        ------------------   -----------------

  Receivables                                                                                 80,731              78,279
  Less allowance for doubtful receivables                                                      5,550               5,317
                                                                                        ------------------   -----------------
     Net receivables                                                                          75,181              72,962

  Deferred income taxes, net                                                                  20,801              19,596
  Prepaid expenses                                                                             6,286               8,347
  Inventories                                                                                  2,881               1,556
  Notes receivable from related parties                                                        2,685                 922
  Property held for sale                                                                       2,315               2,312
  Other current assets                                                                         5,938               2,572
                                                                                        ------------------   -----------------
       Total current assets                                                                  161,773             152,629
                                                                                        ------------------   -----------------
Property and equipment in service, net of depreciation                                       434,847             453,008
Construction in progress                                                                      24,306               8,337
                                                                                        ------------------   -----------------
       Net property and equipment                                                            459,153             461,345
                                                                                        ------------------   -----------------
Cable certificates                                                                           191,565             191,565
Goodwill                                                                                      42,181              42,181
Other intangible assets                                                                        7,813               6,201
Deferred loan and senior notes costs, net of amortization of $1,953
  and $1,451 at June 30, 2006 and December 31, 2005, respectively                              7,509               8,011
Notes receivable from related parties                                                             84               2,544
Other assets                                                                                   8,143               9,299
                                                                                        ------------------   -----------------
    Total other assets                                                                       257,295             259,801
                                                                                        ------------------   -----------------
       Total assets                                                                    $     878,221             873,775
                                                                                        ==================   =================

                                                                     (Continued)

                                         GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
                                                 CONSOLIDATED BALANCE SHEETS
                                                         (Continued)
                                                                                           (Unaudited)
(Amounts in thousands)                                                                      June 30,           December 31,
                         Liabilities and Stockholders' Equity                                 2006                 2005
--------------------------------------------------------------------------------------- ------------------   -----------------
Current liabilities:
  Current maturities of obligations under long-term debt and capital leases            $       1,894               1,769
  Accounts payable                                                                            26,640              23,217
  Deferred revenue                                                                            15,139              16,439
  Accrued payroll and payroll related obligations                                             13,176              17,925
  Accrued interest                                                                             8,703               9,588
  Accrued liabilities                                                                          6,759               6,814
  Subscriber deposits                                                                            408                 361
                                                                                        ------------------   -----------------
     Total current liabilities                                                                72,719              76,113

Long-term debt                                                                               473,360             474,115
Obligation under capital lease, excluding current maturity                                     1,192                 ---
Obligation under capital lease due to related party, excluding current
  maturity                                                                                       597                 628
Deferred income taxes, net of deferred income tax benefit                                     77,955              69,753
Other liabilities                                                                             12,146               9,546
                                                                                        ------------------   -----------------
       Total liabilities                                                                     637,969             630,155
                                                                                        ------------------   -----------------
Stockholders' equity:
  Common stock (no par):
    Class A.  Authorized 100,000 shares; issued 51,568 and 51,200
     shares at June 30, 2006 and December 31, 2005, respectively                             177,108             178,351
    Class B.  Authorized 10,000 shares; issued 3,380 and 3,843 shares at June 30, 2006 and December 31, 2005, respectively; con-
      vertible on a share-per-share basis into Class A common stock                            2,855               3,247
    Less cost of 290 and 291 Class A and Class B common shares held in
      treasury at June 30, 2006 and December 31, 2005, respectively                           (1,723)             (1,730)
  Paid-in capital                                                                             17,856              16,425
  Notes receivable with related parties issued upon stock option exerci                       (1,279)             (1,722)
  Retained earnings                                                                           45,435              49,049
                                                                                        ------------------   -----------------
       Total stockholders' equity                                                            240,252             243,620
                                                                                        ------------------   -----------------
Commitments and contingencies
       Total liabilities and stockholders' equity                                      $     878,221             873,775
                                                                                        ==================   =================

                                           GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
                                               CONSOLIDATED STATEMENTS OF OPERATIONS
                                                             (Unaudited)
                                                                    Three Months Ended                     Six Months Ended
                                                                         June 30,                              June 30,
(Amounts in thousands, except per share amounts)                  2006              2005                2006              2005
                                                           ----------------- -----------------   ----------------- -----------------
Revenues                                                  $     118,220           110,665             231,042           217,175

Cost of goods sold (exclusive of depreciation and
    amortization shown separately below)                         38,598            36,045              74,782            71,245
Selling, general and administrative expenses                     40,667            38,019              80,281            75,199
Bad debt expense (recovery)                                       1,338               194               1,839              (159)
Depreciation and amortization expense                            20,172            18,348              40,333            36,052
                                                           ----------------- -----------------   ----------------- -----------------
   Operating income                                              17,445            18,059              33,807            34,838
                                                           ----------------- -----------------   ----------------- -----------------
Other income (expense):
  Interest expense                                               (8,696)           (8,403)            (17,250)          (16,735)
  Amortization of loan and senior notes fees                       (251)             (448)               (502)             (931)
  Interest income                                                   482               112                 639               291
  Other                                                             282               ---                 169               ---
                                                           ----------------- -----------------   ----------------- -----------------
   Other expense, net                                            (8,183)           (8,739)            (16,944)          (17,375)
                                                           ----------------- -----------------   ----------------- -----------------
   Net income before income taxes and cumulative
     effect of a change in accounting principle                   9,262             9,320              16,863            17,463
Income tax expense                                                3,856             4,036               7,535             7,516
                                                           ----------------- -----------------   ----------------- -----------------
   Net income before cumulative effect of a change
     in accounting principle                                      5,406             5,284               9,328             9,947
   Cumulative effect of a change in accounting principle,
     net of income tax benefit of $425                              ---               ---                (608)              ---
                                                           ----------------- -----------------   ----------------- -----------------
       Net income                                                 5,406             5,284               8,720             9,947
Preferred stock dividends                                           ---                55                 ---               148
                                                           ----------------- -----------------   ----------------- -----------------
       Net income available to common shareholders        $       5,406             5,229               8,720             9,799
                                                           ================= =================   ================= =================

Basic net income per common share:
   Net income before cumulative effect of a change in
     accounting principle                                 $        0.10              0.10                0.17              0.18
   Cumulative effect of a change in accounting principle            ---               ---               (0.01)              ---
                                                           ----------------- -----------------   ----------------- -----------------
       Net income                                         $        0.10              0.10                0.16              0.18
                                                           ================= =================   ================= =================

Diluted net income per common share:
   Net income before cumulative effect of a change in
     accounting principle                                 $        0.09              0.09                0.16              0.18
   Cumulative effect of a change in accounting principle            ---               ---               (0.01)              ---
                                                           ----------------- -----------------   ----------------- -----------------
       Net income                                         $        0.09              0.09                0.15              0.18
                                                           ================= =================   ================= =================

Common shares used to calculate basic EPS                        55,688            54,637              55,526            54,815
                                                           ================= =================   ================= =================

Common shares used to calculate diluted EPS                      57,260            55,612              56,941            55,919
                                                           ================= =================   ================= =================

                                              Second Quarter 2006
                      ------------------------------------------------------------------
                                       Network
                                        Access                     Managed
                           Consumer    Services     Commercial    Broadband      Totals
Revenues
  Voice              $      11,451      27,844         8,097           ---       47,392
  Video                     22,329         ---         1,933           ---       24,262
  Data                       7,258      13,533        15,400         6,607       42,798
  Wireless                   3,185         ---           583           ---        3,768
                      ------------------------------------------------------------------
    Total                   44,223      41,377        26,013         6,607      118,220

Cost of goods
  sold                      17,124       8,794        11,605         1,075       38,598
                      ------------------------------------------------------------------

    Contribution            27,099      32,583        14,408         5,532       79,622

Less SG&A                   18,544       9,771         8,857         3,495       40,667
Less / add bad
  debt expense
  (recovery)                   677         ---           395           266        1,338
Add other
  income                       ---         ---           ---           282          282
                      ------------------------------------------------------------------
    EBITDA                   7,878      22,812         5,156         2,053       37,899

Add share-based
  compensation                 508         605           348           121        1,582
                      ------------------------------------------------------------------
    EBITDA, as
      adjusted       $       8,386      23,417         5,504         2,174       39,481
                      ==================================================================

                                              Second Quarter 2005
                      ------------------------------------------------------------------
                                       Network
                                        Access                     Managed
                           Consumer    Services     Commercial    Broadband      Totals
Revenues
  Voice              $      11,593      23,940         8,796           ---       44,329
  Video                     21,142         ---         1,889           ---       23,031
  Data                       6,321      12,967        15,468         7,002       41,758
  Wireless                   1,293         ---           254           ---        1,547
                      ------------------------------------------------------------------
    Total                   40,349      36,907        26,407         7,002      110,665

Cost of goods
  sold                      15,712       7,791        11,151         1,391       36,045
                      ------------------------------------------------------------------

    Contribution            24,637      29,116        15,256         5,611       74,620

Less SG&A                   17,629       8,547         8,309         3,534       38,019
Less / add bad
  debt expense
  (recovery)                  (220)        ---          (114)          528          194
                      ------------------------------------------------------------------
    EBITDA           $       7,228      20,569         7,061         1,549       36,407
                      ==================================================================

                                              First Quarter 2006
                      ------------------------------------------------------------------
                                       Network
                                        Access                     Managed
                           Consumer    Services     Commercial    Broadband      Totals
Revenues
  Voice              $      11,311      24,485         8,023           ---       43,819
  Video                     22,003         ---         1,726           ---       23,729
  Data                       6,961      13,338        15,910         6,208       42,417
  Wireless                   2,388         ---           469           ---        2,857
                      ------------------------------------------------------------------
    Total                   42,663      37,823        26,128         6,208      112,822

Cost of goods
  sold                      15,923       8,776        10,424         1,061       36,184
                      ------------------------------------------------------------------

    Contribution            26,740      29,047        15,704         5,147       76,638

Less SG&A                   18,406       9,178         8,909         3,121       39,614
Less bad debt
  expense                      257         ---           139           105          501
Add other
  income
  (expense)                    ---         ---           ---          (113)        (113)
                      ------------------------------------------------------------------
    EBITDA                   8,077      19,869         6,656         1,808       36,410

Add share-based
  compensation                 262         206           161            49          678
                      ------------------------------------------------------------------
    EBITDA, as
      adjusted       $       8,339      20,075         6,817         1,857       37,088
                      ==================================================================

(Amounts in thousands)
                                        Six Months Ended June 30, 2006
                      ------------------------------------------------------------------
                                       Network
                                        Access                     Managed
                           Consumer    Services     Commercial    Broadband      Totals
Revenues
  Voice              $      22,763      52,328        16,120             -       91,211
  Video                     44,331           -         3,659             -       47,990
  Data                      14,219      26,872        31,310        12,815       85,216
  Wireless                   5,573           -         1,052             -        6,625
                      ------------------------------------------------------------------
    Total                   86,886      79,200        52,141        12,815      231,042

Cost of goods
  sold                      33,047      17,570        22,029         2,136       74,782
                      ------------------------------------------------------------------

    Contribution            53,839      61,630        30,112        10,679      156,260

Less SG&A                   36,950      18,949        17,766         6,616       80,281
Less / add bad
  debt expense
  (recovery)                   934         ---           534           371        1,839
Add other
  income                       ---         ---           ---           169          169
                      -----------------------------------------------------------------
    EBITDA                  15,955      42,681        11,812         3,861       74,309

Add share-based
  compensation                 770         811           509           170        2,260
                      ------------------------------------------------------------------
    EBITDA, as
      adjusted       $      16,725      43,492        12,321         4,031       76,569
                      ==================================================================

                                        Six Months Ended June 30, 2005
                      -----------------------------------------------------------------
                                       Network
                                        Access                     Managed
                           Consumer    Services     Commercial    Broadband      Totals
Revenues
  Voice              $      23,589      44,909        17,577           ---       86,075
  Video                     42,136         ---         3,533           ---       45,669
  Data                      12,566      26,142        30,214        13,817       82,739
  Wireless                   2,250         ---           442           ---        2,692
                      ------------------------------------------------------------------
    Total                   80,541      71,051        51,766        13,817      217,175

Cost of goods
  sold                      30,663      15,578        22,536         2,468       71,245
                      ------------------------------------------------------------------

    Contribution            49,878      55,473        29,230        11,349      145,930

Less SG&A                   35,161      16,624        16,713         6,701       75,199
Less / add bad
  debt expense
  (recovery)                  (464)        ---          (208)          513         (159)
                      ------------------------------------------------------------------
    EBITDA           $      15,181      38,849        12,725         4,135       70,890
                      ==================================================================

                                           GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
                                                    KEY PERFORMANCE INDICATORS
                                                            (Unaudited)

                                                                                       June 30, 2006              June 30, 2006
                                                                                      as compared to             as compared to
                                            June 30,    June 30,    March 31,      June 30,    March 31,       June 30,    March 31,
                                              2006        2005         2006          2005         2006           2005        2006
                                            --------    --------    ---------      --------    ---------       --------    ---------
Consumer
Voice
    Long-distance subscribers                92,757          NA       93,760            NA       (1,003)            NA       -1.1%
    Total local access lines in service      67,700      68,200       68,600          (500)        (900)         -0.7%       -1.3%
    DLPS local access lines in service       25,300      12,400       24,100        12,900        1,200         104.0%        5.0%

Video
    Basic subscribers                       121,900     121,200      122,100           700         (200)          0.6%       -0.2%
    Digital programming tier subscribers     55,100      48,700       54,900         6,400          200          13.1%        0.4%
    HD/DVR converter boxes                   18,800       7,400       16,200        11,400        2,600         154.1%       16.0%
    Homes passed                            217,100     211,000      216,000         6,100        1,100           2.9%        0.5%

Data
    Cable modem subscribers                  75,000      64,300       74,000        10,700        1,000          16.6%        1.4%

Network Access Services
Voice:
    Long-distance subscribers                    30          NA           31            NA           (1)            NA       -3.2%
    Total local access lines in service       3,300       3,600        3,300          (300)         ---          -8.3%        0.0%

Commercial
Voice:
    Long-distance subscribers                11,676          NA       11,765            NA          (89)            NA       -0.8%
    Total local access lines in service      40,400      40,100       40,600           300         (200)          0.7%       -0.5%
    DLPS access lines in service              1,100         400        1,000           700          100         175.0%       10.0%

Video
    Hotels and mini-headend
      subscribers                            16,500      14,800       13,900         1,700        2,600          11.5%       18.7%
    Basic subscribers                         1,500       1,400        1,500           100            -           7.1%        0.0%
                                          ------------------------------------  -------------------------  -------------------------
       Total basic subscribers               18,000      16,200       15,400         1,800        2,600          11.1%       16.9%
                                          ====================================  =========================  =========================

Data
    Cable modem subscribers                   7,100       5,900        6,900         1,200          200          20.3%        2.9%

Broadband
    SchoolAccess(R) customers                    45          43           47             2           (2)          4.7%       -4.3%
    Rural health customers                       21          21           21             -            -           0.0%        0.0%

Combined Consumer & Commercial
Wireless
    Total lines in service                   22,900      12,161       20,100        10,739        2,800          88.3%       13.9%

                                                                                        June 30, 2006             June 30, 2006
                                              Three Months Ended                        as Compared to            as Compared to
                                             June 30,    June 30,    March 31,      June 30,    March 31,      June 30,    March 31,
                                               2006        2005         2006          2005         2006          2005        2006
                                             --------    --------    ---------      --------    ---------      --------    ---------
Consumer
Voice
    Long-distance minutes carried
      (in millions)                            35.9        40.5         36.9          (4.6)        (1.0)        -11.3%       -2.6%

Video
    Average monthly gross revenue per
      subscriber                            $ 60.92     $ 59.22      $ 63.87        $ 1.70      $ (2.95)          2.9%       -4.6%

Network Access Services
Voice
    Long-distance minutes carried
      (in millions)                           331.5       271.3        288.0          60.2         43.5          22.2%       15.1%

Commercial
Voice:
    Long-distance minutes carried
      (in millions)                            34.4        35.9         35.1          (1.5)        (0.7)         -4.2%       -2.0%

General Communication, Inc.
Non-GAAP Financial Reconciliation Schedule
(Unaudited, Amounts in Millions)
                                                                            Three Months Ended
                                                        June 30, 2006          June 30, 2005           March 31, 2006
                                                    --------------------    -------------------    ---------------------
   EBITDA, as adjusted (Note 1)                    $        39.5                    36.4                    37.1
   Share-based compensation expense                         (1.6)                    ---                    (0.7)
                                                    --------------------    -------------------    ---------------------
   EBITDA (Note 2)                                          37.9                    36.4                    36.4
   Depreciation and amortization expense                   (20.2)                  (18.4)                  (20.1)
   Other                                                    (0.3)                    ---                     0.1
                                                    --------------------    -------------------    ---------------------
         Operating income                                   17.4                    18.0                    16.4
                                                    --------------------    -------------------    ---------------------
   Other income (expense):
       Interest expense                                     (8.7)                   (8.4)                   (8.6)
       Amortization of loan and senior notes
         fee expense                                        (0.2)                   (0.4)                   (0.3)
       Interest income                                       0.5                     0.1                     0.2
       Other                                                 0.3                     ---                    (0.1)
                                                    --------------------    -------------------    ---------------------
         Other expense, net                                 (8.1)                   (8.7)                   (8.8)
                                                    --------------------    -------------------    ---------------------
         Net income before income taxes and
           cumulative effect of a change in
           accounting principle                              9.3                     9.3                     7.6
   Income tax expense                                       (3.9)                   (4.0)                   (3.7)
                                                    --------------------    -------------------    ---------------------
         Net income before cumulative effect
           of a change in accounting principle               5.4                     5.3                     3.9
    Cumulative effect of change in accounting
     principle, net of income tax benefit of
     $0.4                                                    ---                     ---                    (0.6)
                                                    --------------------    -------------------    ---------------------
         Net income                                $         5.4                     5.3                     3.3
                                                    ====================    ===================    =====================

                                                                 Six Months Ended
                                                        June 30, 2006          June 30, 2005
                                                    --------------------    -------------------
   EBITDA, as adjusted (Note 1)                    $        76.6                    70.9
   Share-based compensation expense                         (2.3)                    ---
                                                    --------------------    -------------------
   EBITDA (Note 2)                                          74.3                    70.9
   Depreciation and amortization expense                   (40.3)                  (36.1)
   Other                                                    (0.2)                    ---
                                                    --------------------    -------------------
         Operating income                                   33.8                    34.8
                                                    --------------------    -------------------
   Other income (expense):
       Interest expense                                    (17.3)                  (16.8)
       Amortization of loan and senior notes
         fee expense                                        (0.5)                   (0.9)
       Interest income                                       0.6                     0.3
       Other                                                 0.2                     ---
                                                    --------------------    -------------------
         Other expense, net                                (17.0)                  (17.4)
                                                    --------------------    -------------------
         Net income before income taxes and
           cumulative effect of a change in
           accounting principle                             16.8                    17.4
   Income tax expense                                       (7.5)                   (7.5)
                                                    --------------------    -------------------
         Net income before cumulative effect
           of a change in accounting principle               9.3                     9.9
    Cumulative effect of change in accounting
     principle, net of income tax benefit of
     $0.4                                                   (0.6)                    ---
                                                    --------------------    -------------------
         Net income                                $         8.7                     9.9
                                                    ====================    ===================

Notes:
(1) EBITDA (as defined in Note 2 below) before deducting share-based compensation expense.

(2) EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) is the sum of Net Income, Interest Expense, Amortization of Loan and Senior Notes Fees, Interest Income, Income Tax Expense, and Depreciation and Amortization Expense. EBITDA is not presented as an alternative measure of net income, operating income or cash flow from operations, as determined in accordance with accounting principles generally accepted in the United States of America. GCI's management uses EBITDA to evaluate the operating performance of its business, and as a measure of performance for incentive compensation purposes. GCI believes EBITDA is a measure used as an analytical indicator of income generated to service debt and fund capital expenditures. In addition, multiples of current or projected EBITDA are used to estimate current or prospective enterprise value. EBITDA does not give effect to cash used for debt service requirements, and thus does not reflect funds available for investment or other discretionary uses. EBITDA as presented herein may not be comparable to similarly titled measures reported by other companies.